Exhibit 99.1

News Release

Media Contact:

Donna Ledbetter

HealthMarkets Communications

(817) 255-5405

Donna.Ledbetter@healthmarkets.com

www.HealthMarketsinc.com

HEALTHMARKETS, INC. REPAYS $500M TERM LOAN

HealthMarkets’ term loan repaid in advance of April 2012 maturity date

North Richland Hills, Texas – March 2, 2012 – HealthMarkets, Inc. (http://www.healthmarketsinc.com) announced that on February 29, it repaid the remaining balance plus interest of $363.3M on the Company’s $500.0M term loan in advance of the April 2012 maturity date. The loan was taken out in 2006 to help finance the acquisition of the company by affiliates of a group of private equity investors, including affiliates of The Blackstone Group, Goldman Sachs Capital Partners and DLJ Merchant Banking Partners.

“We are extremely pleased to be able to retire this debt in full and in advance of the maturity date,” said Kenneth J. Fasola, HealthMarkets President and Chief Executive Officer. “We believe that the early repayment of this debt provides our Company with greater flexibility to invest our resources in current subsidiary operations as well as strategic growth initiatives.”

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About HealthMarkets, Inc.

HealthMarkets, Inc. is a privately owned holding company focused on serving the insurance needs of small businesses, individuals and families. Our subsidiary insurance companies— The Chesapeake Life Insurance Company®, Mid-West National Life Insurance Company of Tennesseesm and The MEGA Life and Health Insurance Companysm —offer supplemental insurance plans in more than 30 states. Health plans are also available in select states. The distribution subsidiary of HealthMarkets, Inc., Insphere Insurance Solutions®, is a licensed agency in all 50 states and the District of Columbia and offers a portfolio of life, health, supplemental, long-term care and Medicare products from nationally and regionally recognized carriers. The administrative offices of HealthMarkets, Inc. and its subsidiary companies are located in North Richland Hills, Texas. For more information visit www.healthmarketsinc.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Some of the matters discussed in this announcement may contain forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “objective,” “plan,” “possible,” “potential” and similar expressions. Actual results may vary materially from those included in the forward-looking statements. Factors that could cause actual results to differ materially from those included in the forward-looking statements include, but are not limited to, national health care reform legislation, which could have a material adverse effect on our financial condition and results of operations; changes in government regulation that could increase the costs of compliance or cause us to discontinue marketing our products, or otherwise cease doing business, in certain states; failure to comply with extensive state and federal regulations, which could subject us to fines, penalties and suspensions; current or future state and federal regulations which could impede our ability to obtain effective leads and adversely affect our business; compliance with restrictions on customer privacy and information security; failure to comply with the terms of the regulatory settlement agreement arising out of the multi-state market conduct examination of our principal insurance subsidiaries; a rapid reduction in the size of our in-force block of health benefits plans could result in a reduction in premium revenue and underwriting profits which might not be replaced fully by premium revenue and underwriting profits associated with our supplemental insurance product offerings and commission revenue generated from Insphere distribution; loss of business to competitors offering competitive products at lower prices; failure to recruit and retain productive agents, which could prevent us from competing successfully; changes in our relationship with membership associations and/or changes in association product benefits; negative publicity regarding our business practices and about the health insurance industry in general; our inability to obtain funds from our insurance subsidiaries, which may cause us to experience reduced cash flow, which could affect the Company’s ability to pay its obligations to creditors as they become due; failure to accommodate redemption requests by agents participating in our agent stock ownership plan, which could result in dissatisfaction and attrition among our contracted independent agents; a decrease in the value of our investments, which could be influenced by varying economic and market conditions; adverse securities and credit market conditions, which could have a material adverse affect on our liquidity or our ability to obtain credit on acceptable terms; failure to maintain enough statutory capital to and surplus to continue to write business; failure to accurately estimate medical claims and health care costs; the need to increase reserves due to inadequacy of reserves maintained for current and future claims; litigation or settlements thereof, which may result in financial losses or harm our reputation and may divert management resources; uncertainties relating to the long-term success of our relatively new Insphere Insurance Solutions business, including, but not limited to, Insphere’s ability to maintain satisfactory relationships with insurance carriers and agents; certain risks faced by Insphere related to its relationships with non-affiliated insurance carriers including, but not limited to, the risk that in any particular market, carriers could terminate their contracts with us (or refuse to contract with us), demand lower commissions or take other actions, including litigation, which could adversely affect our business; failure of our information systems to provide timely and accurate information; our reliance on outsourcing arrangements, which could subject us to risk and may disrupt or adversely affect our operations; the inability to retain key executives or appropriately manage succession could adversely affect our business; and the other risk factors set forth in the reports filed by the Company from time to time with the Securities and Exchange Commission.

HealthMarkets, Inc. — 9151 Boulevard 26 — North Richland Hills, Texas 76180 — P (817) 255-5200

— www.HealthMarkets.com